Exhibit 10.26

PREPARED BY:   Burns, Day & Presnell, PA (JMD), P. O. Box 10867, Raleigh, NC 27605
RETURN TO:

NORTH CAROLINA

WAKE COUNTY

LOAN ASSUMPTION/MODIFICATION AGREEMENT

(Master Line)

THIS LOAN ASSUMPTION/MODIFICATION AGREEMENT (the “Agreement”) entered into this February 26, 2001, by PARKER & LANCASTER CORPORATION, a Virginia corporation, (the “Borrower”), PARKER LANCASTER & ORLEANS, INC.,  a Delaware corporation, (the “New Borrower”), ORLEANS HOMEBUILDERS, INC., a Delaware Corporation, (the “Guarantor”), TROY A. GAMBRIL, as Trustee, (the “Trustee”), and SOUTHTRUST BANK, a state banking corporation, (the “Lender”).

RECITALS

Pursuant to that loan commitment dated April 22, 1998 (the “Original Commitment”), Lender, on or about May 29, 1998, made a $20,000,000.00 loan to Borrower (the “Loan”). Borrower executed a $15,500,000.00  Promissory Note (the “NC Note”) and a $4,500,000.00 Promissory Note (the “Virginia Note”), both in favor of Lender  (collectively the “Note”) and executed other documents, including the Deed of Trust (as described below) which encumbers property located in various North Carolina and Virginia counties, in connection with the Loan (the Note, these other documents, and the Loan Modification Agreements described below collectively referred to as the “Loan Documents”). Subsequently, the Borrower and Lender entered into various Loan Modification Agreements modifying certain provisions of the Loan Documents (together, the “Loan Modification Agreements”), which among other things, increased the maximum amount of the Loan to $22,000,000.00. Borrower and New Borrower have agreed to have New Borrower assume all of the Borrower’s obligations under the Loan.  Lender has consented to that assumption subject to the Borrower’s, the New Borrower’s, and the Guarantor’s execution of this Agreement. As part of that assumption, the Lender has issued and New Borrower has accepted a new loan commitment dated February 6, 2001 (the “New Commitment”), which is incorporated into this Agreement by this reference, which modifies certain terms of the Loan. The parties now wish to further modify certain provisions of the Loan Documents in accordance with the terms of the New Commitment. The parties, in consideration of their Recitals and in exchange for the mutual promises contained in this Agreement, agree as follows:

1.             Assumption.

1.1.          New Borrower assumes any and all obligations of Borrower expressed in the Loan Documents. Lender, by its signature below, consents to this assumption. Borrower and Guarantor acknowledge that this Agreement shall not in any way affect their respective obligations to Lender under the Loan Documents and that they shall remain liable for any and all of those obligations. Lender is not releasing the Borrower or Guarantor from any of its obligations under the Loan Documents.

1.2.          Wherever written notice is required under the Loan Documents to be sent to Borrower, this requirement shall be met by sending such notice to the New Borrower to the address shown below:

New Borrower:

c/o Orleans Homebuilders, Inc.

Attn: Chief Financial Officer

3333 Street Road

One Greenwood Square, Suite 101

Bensalem, Pennsylvania 19020

Borrower expressly waives any rights to notice required under the Loan Documents.  Notice to the New Borrower shall be deemed notice to the Borrower as well.

2.             Modification.

2.1.          Notwithstanding language in the Note and the other Loan Documents to the contrary, the parties agree that:

(a)           the maximum principal amount which may be advanced or readvanced under the Note shall be $24,650,000.00;

(b)           the maximum amount which may be advanced or readvanced under the NC Note shall be $19,650,000.00;

(c)           the maximum amount which may be advanced or readvanced under the Virginia Note be $5,000,000.00;

(d)           Effective on and after the tenth of the month following the date of this Agreement, the interest rate for the Loan shall be at the rate per annum corresponding to the thirty (30) day LIBOR rate, from time to time, plus 2.0%.  LIBOR rate means the London Interbank Offered Rate for U.S. dollar deposits of thirty (30) days maturity (rounded to the next higher 1/100 of 1%) as reported on Telerate page 3750 as of 11:00 a.m., London time, (or if not so reported, then as determined by Beneficiary from another recognized source of interbank quotation). Changes in the interest rate will be effective on the tenth day of the first month following each LIBOR rate change.

All Loan Documents, including, but not limited to the Note and Deed of Trust, are amended accordingly.

2.2.          The terms of the New Commitment are incorporated into the Loan Documents. In the event of a conflict between the terms of the Original Commitment and the terms of the New Commitment, the latter terms shall control.

3.             Effect of Modification. Except as amended by this Agreement, the provisions of the Loan Documents are hereby confirmed and shall remain in full force and effect. The parties acknowledge that the Note, remains secured by all of those Deed of Trust, Security Agreement and Assignment of Leases (Master Line) instruments executed by Borrower as security for the

Loan, including, but not limited to that instrument recorded at Book 8080, Page 1025, Wake County Registry, as supplemented by those Supplemental Deed(s) of Trust, if any, executed by Borrower, (collectively the “Deed of Trust”). This Agreement shall not, in any way, constitute a novation of the Loan.

4.             Representations.

4.1.          The Borrower, New Borrower and Guarantor, by their signatures below, acknowledge that the Note and other Loan Documents, as amended, represent valid and subsisting obligations of the Borrower, New Borrower and Guarantor, respectively, and that there are no known defenses or offsets against those obligations.

4.2.          The parties acknowledge that: (a) as of January 31, 2001 the outstanding principal balance due under the Note is $14,235,782.83; and (b) as of this date, to the best of their knowledge, neither the Borrower nor the Guarantor is in default under any of the Loan Documents, nor is there currently any event which, with the passage of time, would constitute an Event of Default under any of the Loan Documents.

5.             Miscellaneous.  As a material inducement to each party to enter into this Agreement, the parties, severally, make the following representations and warranties, each of which shall be true and correct as of the date of this Agreement: (i) It has full power and legal right to execute, deliver and perform this Agreement; and (ii) The execution and delivery of this Agreement and the consummation of the contemplated transactions will not conflict with, violate or constitute a default under any contract or other instrument to which it is a party or by which it is bound. No modification of this Agreement shall be binding unless in writing, attached hereto, and signed by the party against whom or which it is sought to be enforced. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns. This Agreement shall be construed in accordance with the laws of North Carolina without giving effect to its conflict of laws principles. All words and phrases in this Agreement shall be construed to include the singular or plural number, and the masculine, feminine, or neuter gender, as the context requires. Each party will execute and deliver all additional documents and do all such other acts as may be reasonably necessary to carry out the provisions and intent of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed, sealed, and delivered this agreement as of the date first above written.

BORROWER:		GUARANTOR:

PARKER & LANCASTER CORPORATION,		ORLEANS HOMEBUILDERS, INC.,
a Virginia Corporation		a Delaware Corporation

BY:	Joseph A. Santangelo	BY:	Joseph A. Santangelo
Name/Title:	Chief Financial Officer	Name/Title:	Chief Financial Officer

LENDER:		NEW BORROWER:

SOUTHTRUST BANK,		PARKER LANCASTER & ORLEANS, INC.,
a state banking corporation (SEAL)		a Delaware Corporation

BY:	David P. Adams	BY:	Joseph A. Santangelo
Name/Title:	Vice President	Name/Title:	Chief Financial Officer

TRUSTEE:

		Troy A. Gambril	(SEAL)
Troy A. Gambril